UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2008

Date of Report (Date of earliest event reported):

CHINA PRECISION STEEL, INC.

(Exact name of registrant as specified in charter)

Delaware	000-23039	14-1623047
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8th Floor, Teda Building, 87 Wing Lok Street

Sheung Wan

Hong Kong, The People’s Republic of China

(Address of principal executive offices)

+852-2543-8223

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of the Company approved an increase in the size of the Board from five to six directors, and appointed Daniel F. Carlson to serve as a non-executive, non-voting director of the Company with effect from February 19, 2008.  Pursuant to a service agreement entered into by and between the Company and Mr. Carlson, dated February 19, 2008, Mr. Carlson will receive $2,500 per month as compensation for his service as a Director of the Company, commencing upon completion of the Company’s third fiscal quarter of 2008, in addition to reimbursement for reasonable business expenses. Mr. Carlson’s term of service will expire at the conclusion of the Company’s next Annual Meeting of Stockholders, to be held on December 11, 2008, unless re-appointed in accordance with the Company’s by-laws.

There are no arrangements between Mr. Carlson and any other person pursuant to which Mr. Carlson was selected as a director, nor are there any transactions to which the Company or any subsidiary thereof is a party and in which Mr. Carlson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01.              Regulation FD Disclosure

Attached hereto as Exhibit 99.1.is a presentation by the Company scheduled for Wednesday, February 20, 2008 at the 20th Annual OC Growth Stock Conference (the “Conference”) in Laguna Niguel, California, sponsored by Roth Capital Partners, LLC.

Item 8.01.              Other Events

On February 15, 2008, the Company issued a press release relating to its financial results for the second quarter of fiscal 2008. A copy of this release is included as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.              Financial Statement and Exhibits

(d)	Exhibits
	99.1	Slide Presentation of China Precision Steel, Inc., dated February 2008.
	99.2	Press release, dated February 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2008	CHINA PRECISION STEEL, INC.

	By:	/s/ Leada Tak Tai Li
Leada Tak Tai Li, Chief Financial Officer

EXHIBIT INDEX

Exhibits
99.1	Slide Presentation of China Precision Steel, Inc., dated February 2008.
99.2	Press release, dated February 15, 2008.